Exhibit 10.55.7

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this "Agreement") is made as of January 8, 2020, by LF3 LUBBOCK EXPO, LLC, a Delaware limited liability company, and LF3 LUBBOCK EXPO TRS, LLC, a Delaware limited liability company (each individually and collectively, jointly and severally, "Borrower"), LODGING FUND REIT Ill, INC., a Maryland corporation, and LODGING FUND REIT III OP, LP, a Delaware limited partnership (each individually a "Non-Borrower Indemnitor", and collectively, "Non Borrower Indemnitors"; and together with Borrower, each an "Indemnitor" and collectively, "Indemnitors"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee for Morgan Stanley Capital I Trust 2019-H6, Commercial Mortgage Pass-Through Certificates, Series 2019-H6, acting by and through its Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns, "Indemnitee") and the other Indemnified Parties (defined below).

RECITALS

A.         Indemnitee is prepared to consent to Borrower's assumption of a loan (the "Loan") made to TREEMONT CAPITAL PARTNERS IV, LP, a Texas limited partnership ("Original Borrower"), in the principal amount of $9,500,000,00 pursuant to a Loan Agreement dated April 4, 2019, between Original Borrower and Starwood Mortgage Capital LLC ("Original Lender") (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement"), and a certain Deed of Trust, Assignment of Leases and Rents and Security Agreement of dated as of April 14, 2019, from Original Borrower for the benefit of Original Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Mortgage"), encumbering certain real property (the "Property") more particularly described therein. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

B.         Indemnitee is the holder of all of Original Lender's right, title and interest in and under the Loan.

C.         Original Borrower and Borrower have requested that Indemnitee consent to (i) the sale of the Property from Original Borrower to Borrower and (ii) the assignment to, and assumption by, Borrower of the Loan (collectively, the "Transaction").

D.          Indemnitee is unwilling to consent to the Transaction unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants, agreements, and other matters described in this Agreement for the benefit of the Indemnified Parties.

E.          Each Indemnitor acknowledges receipt and approval of copies of the Loan

Documents.

F.          Each Non-Borrower Indemnitor acknowledges that it owns, either directly or indirectly, a beneficial interest in Borrower and, as a result of such beneficial interest, will receive substantial economic and other benefits from Indemnitee making the Loan to Borrower.

G.         Indemnitee is unwilling to make the Loan unless Indemnitors agree to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

H.         Indemnitors are entering into this Agreement to induce Indemnitee to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of the Indemnified Parties as follows:

1.          Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required by Indemnitee) with respect to the Property delivered to Indemnitee by Indemnitors in connection with the origination of the Loan (hereinafter referred to as the "Environmental Report(s)"), (a) to the best of Borrower's knowledge, there are no Hazardous Substances (defined below) or underground storage tanks in, on or under the Property or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Property, except those that are both (i) commonly used in the operation and maintenance of properties of kind and nature similar to those of the Property in compliance with all Environmental Laws (defined below) and in a manner that does not result in contamination of the Property or in a material adverse effect on the value, use or operations of the Property and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report(s); (b) to the best of Borrower's knowledge, there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) to the best of Borrower's knowledge, there is no threat of any Release of Hazardous Substances migrating to the Property; (d) to the best of Borrower's knowledge, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) none of Indemnitors know of, or have received, any written or oral notice or other communication from any Person (including, but not limited to, any Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (0 to the best of Borrower's knowledge, no Mold (as defined below) is present in the indoor air of the Property at concentrations exceeding ambient air levels and no visible Mold is present on any building materials or surfaces at the Property for which any Legal Requirement applicable to the Property recommends or requires removal thereof by remediation professionals, and Indemnitors are not aware of any conditions at the Property that are likely to result in the presence of Mold in the indoor air at concentrations that exceed ambient air levels or on building materials or surfaces that would require such removal; and (g) Indemnitors have truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to any Indemnitor and that is contained in the files and records of any

Indemnitor, including, but not limited, to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. As used in this Agreement, the term "Mold" means fungi that reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew, fungi, fungal spores, fragments and metabolites such as mycotoxins and microbial volatile organic compounds.

2.          Environmental Covenants. Indemnitors covenant and agree that: (a) all uses and operations on or of the Property by Indemnitors shall be in compliance with all Environmental Laws and permits issued pursuant thereto and Indemnitors shall require and use commercially reasonable efforts to cause any other Person that uses or operates the Property to cause all uses and operations on or of the Property by such Person to be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances by Indemnitors (and Indemnitors will use commercially reasonable efforts to prohibit other users of the Property from causing a Release of Hazardous Substances) in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitors shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any of the Indemnitors or any other Person (the "Environmental Liens"); (e) Indemnitors shall, at their sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable Persons available for interviews; (f) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitors shall, at their sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority; and/or (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) none of the Indemnitors shall do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Prope1ty), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste or violates any covenant, condition, agreement or easement applicable to the Property; (i) if prior to the date hereof, it was determined that the Property contains paint containing more than 0.5% lead by dry weight ("Lead Based Paint"), Borrower had prepared an assessment report describing the location and condition of the Lead Based Paint (a "Lead Based Paint Report"), or if at any time hereafter, Lead Based Paint is suspected of being present on the Property,  Indemnitors  agree,  at  their  sole  cost  and  expense  and  within  twenty (20) days thereafter, to cause to be prepared a Lead Based Paint Report prepared by an expe11, and in form, scope and substance, acceptable to Indemnitee; G) if prior to the date hereof, it was determined that the Property contains asbestos or asbestos-containing material ("Asbestos"), Borrower had prepared an assessment rep01i describing the location and condition of the Asbestos (an "Asbestos Report"), or if at any time hereafter, Asbestos is suspected of being present on the Property, Indemnitors agree, at their sole cost and expense and within twenty (20) days thereafter, to cause to be prepared an Asbestos Report prepared by an expert, and in form, scope and substance, acceptable to Indemnitee; (k) if it has been, or if at any time hereafter it is, determined that the Property contains Lead Based Paint or Asbestos, on or before thirty (30) days following (i) the date hereof, if such determination was made prior to the date hereof, or (ii) the date of such determination, if such determination is hereafter made, as applicable, Indemnitors shall, at their sole cost and expense, develop and implement, and thereafter diligently and continuously carry out (or cause to be developed and implemented and thereafter diligently and continually to be carried out), an operations, abatement and maintenance plan for the Lead Based Paint and/or Asbestos, as applicable, on the Property, which plan shall be prepared by an expert, and be in form, scope and substance, acceptable to Indemnitee (together with any Lead Based Paint Report and/or Asbestos Report, as applicable, the "O&M Plan"), and if an O&M Plan has been prepared prior to the date hereof, Indemnitors agree to diligently and continually carry out (or cause to be carried out) the provisions thereof, it being understood and agreed that compliance with the O&M Plan shall require or be deemed to require, without limitation, the proper preparation and maintenance of all records, papers and forms required under the Environmental Laws; (I) in the event that any inspection or audit reveals the presence of Mold in the indoor air of the Property at concentrations exceeding ambient air levels or visible Mold on any building materials or surfaces at the Property for which any Legal Requirement applicable to the Property recommends or requires removal thereof by remediation professionals, Indemnitors shall immediately remediate the Mold and perform post-remedial clearance sampling in accordance with said Legal Requirement, following which abatement of the Mold, Indemnitors shall prepare and implement an Operations and Maintenance Plan for Mold and Moisture acceptable to Indemnitee and in accordance with the guidelines issued by the National Multi Housing Council; and (m) Indemnitors shall immediately notify Indemnitee in writing of (A) any presence or Release or threatened Release of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and/or (E) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, any Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.          Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that does not, in the sole discretion of the Indemnified Parties, (a) endanger any tenants or other occupants of the Property or their guests or the general public, or (b) materially and adversely affect the value of the Property, upon reasonable notice from the Indemnitee, Indemnitors shall, at Indemnitors' sole cost and expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Indemnitee within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that, in the sole judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Indemnitors (which may be given verbally), the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of any Governmental Authority and/or any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air or building materials and reasonably conducting other invasive testing. Indemnitors shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.

4.          Indemnification. Indemnitors covenant and agree, at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon, or incurred by, or asserted against, any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past or present non-compliance or violation of any Environmental Law (or of any permit issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings  or judicial  proceedings  in any way connected with any matter addressed in this Agreement; (h) any past or present injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property  in arranging  for  the  disposal  or  treatment,  or arranging  with a  transporter  for transport for the disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; G) any acts of any of the Indemnitors, any Person affiliated with any of the Indemnitors and/or any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death or property or other damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property; and (1) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Mortgage. Notwithstanding the foregoing, Indemnitor shall not have any indemnification obligations or liabilities to Indemnitee under this Agreement with respect to any claim, loss, damage, cost, expense or liability that has been adjudicated as final (and is not subject to appeal) to arise solely out of, or that Indemnitor can prove to the satisfaction of Indemnitee (determined in Indemnitee's sole and absolute discretion) arose solely out of, Hazardous Substances in, on, under or about the Property that were both (a) due to Indemnitee's willful misconduct or gross negligence, and (b) not the result of any act or negligence of Indemnitor or any of Indemnitor' s affiliates, agents or contractors.

5.         Duty to Defend and Attorneys' and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend such Indemnified Party(ies) against any claim for which indemnification is required hereunder (if requested by any Indemnified Party, in the name of the Indemnified Party), by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided that no compromise or settlement shall be entered without Indemnitors' consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.          Definitions. As used in this Agreement, the following terms shall have the following meanings: The term "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances and/or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the

Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; and those relating to Lead Based Paint. The term "Environmental Laws" also includes, but is not limited  to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of a property to any Governmental Authority or other Person, whether or not in connection with any transfer of title to or interest in such property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury or property or other damage in connection with any physical condition or use of the Property.

The term "Hazardous Substances" includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, Lead Based Paint and Mold, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

The term "Indemnified Parties" includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, Persons who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (as hereinafter defined) and/or prospective Investors, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of, or following a foreclosure of, the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).

The term "Legal Action" means any claim, suit or proceeding, whether administrative or judicial in nature.

The term "Losses" includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, fees of attorneys, engineers and environmental consultants and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term "Release" with respect to any Hazardous Substance includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Hazardous Substances or to anything referred to herein.

7.          Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and each Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Mortgage or any other Loan Document to or with Indemnitee by Borrower or any Person who succeeds Borrower or any Person as owner of the Property. In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, or any sale or other assignment by any Non-Borrower Indemnitor of its direct or indirect ownership interests in Borrower, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against any of the Indemnitors, (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents or herein, (v) the release of any of the Indemnitors (including, if applicable, Borrower) or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents, by operation of law, Indemnitee's voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee's failure to record the Mortgage or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to any of the Indemnitors and with or without consideration.

8.          Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Mortgage or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing or exercising any power of sale under the Mortgage or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Obligations of  Borrower pursuant to the Loan Agreement, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for such Obligations of Borrower pursuant to the Loan Agreement, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Mortgage or the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement to the contrary, the obligations of each Indemnitor pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; and each Indemnitor expressly acknowledges and agrees that it is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9.          Survival. The obligations and liabilities of each Indemnitor under this Agreement shall fully survive indefinitely, notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale or delivery of a deed in lieu of foreclosure of the Mortgage.

10.        Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.

11.        Waivers.

(a)        Each Indemnitor hereby waives and relinquishes (i) any right or claim of right to cause a marshaling of any Indemnitor' s assets or to cause Indemnitee or any other Indemnified Party to proceed against any of the security for the Loan before proceeding under this Agreement against any Indemnitor; (ii) all rights and remedies accorded by applicable law to indemnitors or guarantors generally, including any rights of subrogation which any Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or any other Indemnified Party; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or any other Indemnified Party; (iv) notice of  acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, each Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Obligations until the Obligations shall have been paid in full.

(b)        EACH INDEMNITOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER

WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS AGREEMENT, THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE INDEMNIFIED PARTIES ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH INDEMNITOR.

12.       Subrogation. Each Indemnitor hereby agrees that it shall take any and all reasonable actions, including the institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of each Indemnitor' s rights now or hereafter in such claims.

13.       Indemnitors' Representations and Warranties. Each Indemnitor represents and warrants that:

(a)        it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by such Indemnitor has been duly and validly authorized; and all requisite action has been taken by such Indemnitor to make this Agreement valid and binding upon such Indemnitor, enforceable in accordance with its terms;

(b)        its execution of, and compliance with, this Agreement is in the ordinary course of business of such Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement or other governing instrument of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which such Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which such Indemnitor or the Property is subject;

(c)        to the best of such Indemnitor' s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of such Indemnitor, or in any material impairment of the right or ability of such Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of such Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of such Indemnitor contemplated herein, or which would be likely to impair materially the ability of such Indemnitor to perform under the terms of this Agreement;

(d)        it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(e)        to the best of such Indemnitor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person, and no approval, authorization or consent of any other Person, is required in connection with this Agreement; and

(f)         this Agreement constitutes a valid, legal and binding obligation of such Indemnitor, enforceable against it in accordance with the terms hereof

14.       No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15.       Notice of Legal Actions. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other parties hereto of (i) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which Indemnitors may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.

16.       Examination of Books and Records. The Indemnified Parties and their accountants and other representatives shall have the right to examine the records, books and management and other papers of each Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by such Indemnitor where the books and records are located. The Indemnified Parties and their accountants and other  representatives shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice (which may be given verbally), the Indemnified Parties and their accountants and other representatives shall have the right to examine and audit the books and records of each Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of such Indemnitor where the books and records are located.

17.        Transfer of Loan.

(a)        Indemnitee may, at any time, sell, transfer or assign the Note, the Loan Agreement, the Mortgage, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage pass through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). Indemnitee may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any credit rating agency rating such Securities (each of the foregoing entities hereinafter referred to as an "Investor") and each prospective Investor all documents and information which Indemnitee now has or may hereafter acquire relating to each Indemnitor and the Property, whether furnished by any Indemnitor or otherwise, as Indemnitee determines necessary or desirable. Each Indemnitor agrees to cooperate with Indemnitee in connection with any transfer made or any Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate required in accordance with the Loan Agreement and such other documents as may be reasonably requested by Indemnitee. Each Indemnitor shall also furnish, and each Indemnitor hereby consents to Indemnitee furnishing, to such Investors or such prospective Investors, any and all information concerning the financial condition of such Indemnitor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any sale, transfer or  participation interest.

(b)        Upon any transfer or proposed transfer contemplated above and by Section

9.1 of the Loan Agreement, at Indemnitee' s request, each Indemnitor shall provide an estoppel certificate to any Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or such prospective Investor may require.

18.       Taxes. Each Indemnitor has filed all federal, state, county, municipal and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. No Indemnitor has any knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19.       Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a "Notice") required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 19. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Indemnitee:
Wells Fargo Bank, National Association
c/o Midland Loan Services
10851 Mastin, Suite 300
Overland Park, Kansas 66210
Attention: Tad Janssen

with a copy to:	Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention: Kathleen J. Wu, Esq.
Facsimile No.: (214) 659-4620

If to Indemnitors:
c/o Legendary Capital
644 Lovett Ave.
SE Grand Rapids, MI 49506
Attention: Legal Department

with a copy to:	McShane & Bowie PLLC
99 Monroe Ave NW, Ste 1100
Grand Rapids, Michigan 49503
Attention: John Faris
Facsimile No. 616-732-5099

Any party may change the address to which any such Notice is to be delivered by furnishing ten

(10) days' written notice of such change to the other parties in accordance with the provisions of this Section 19. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel. Additionally, Notice from Indemnitee may also be given by Servicer.

20.        Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

21.        No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party or parties against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.        Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

23.        Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term "Indemnitor" shall be deemed to refer to each and every Person constituting an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and permitted assigns of each Indemnitor, all of whom shall be bound by the provisions of this Agreement. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of the Indemnified

Parties and their respective successors, permitted assigns, heirs and legal representatives forever. The Indemnified Parties shall have the right to assign or transfer their rights under this Agreement in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Indemnitee (and the other Indemnified Parties) shall be entitled to all the benefits afforded to Indemnitee (and the other Indemnified Parties) under this Agreement.  No Indemnitor shall have the right to assign or transfer its rights or obligations under this Agreement without the prior written consent of Indemnitee, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

24.        Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

25.        Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Mortgage, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

26.        Inapplicable Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such continued effectiveness of this Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

27.        Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR ANY INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN THE COURTS HAVING JURISDICTION IN THE CITY AND/OR COUNTY IN WHICH THE PROPERTY IS LOCATED, AND LENDER AND EACH INDEMNITOR HEREBY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING.

28.        Miscellaneous.

(a)        Wherever pursuant to this Agreement (i) Indemnitee (or any other Indemnified Party) exercises any right given to it to approve or disapprove any matter, (ii) any arrangement or term is to be satisfactory to Indemnitee (or any other Indemnified Party), or (iii) any other decision or determination is to be made by Indemnitee (or any other Indemnified Party), the decision of Indemnitee (or such other Indemnified Party) to approve or disapprove such matter, all decisions that arrangements or terms are satisfactory or not satisfactory to Indemnitee (or such other Indemnified Party) and all other decisions and determinations made by Indemnitee (or such other Indemnified Party), shall be in the sole and absolute discretion of

Indemnitee (or such other Indemnified Party) and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b)        Wherever pursuant to this Agreement it is provided that any Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee and the other Indemnified Parties, whether incurred by retained outside law firms, or as reimbursements for the expenses of in-house legal staff, or otherwise.

29.        Joint and Several Liability. The obligations and liabilities of the Indemnitors hereunder are joint and several.

30.       Recitals. The recitals hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.

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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitors and is effective as of the day and year first above written.

INDEMNITORS:

LF3 LUBBOCK EXPO, LLC,

a Delaware limited liability company

By: Lodging Fund REIT III OP, LP, its sole member

By: Lodging Fund REIT III, Inc., its general partner

By: /s/ Katie Cox

Name: Katie Cox

Its:        Chief Financial Officer

LF3 LUBBOCK EXPO TRS, LLC,

a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc. Its: Sole Member

By: /s/ Katie Cox

Name: Katie Cox

Its:        Chief Financial Officer

LODGING FUND REIT III, INC., a Maryland corporation,

By: /s/ Katie Cox

Name: Katie Cox

Title:      Chief Financial Officer

LODGING FUND REIT III OP, LP, a Delaware

limited partnership

By: Lodging Fund REIT III, Inc., its General Partner

By: /s/ Katie Cox

Name: Katie Cox

Title:       Chief Financial Officer

Environmental Indemnity Agreement (Fairfield Inn & Suites Lubbock)